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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-90890) of our report dated
January 5, 2000 relating to the financial statements and financial statement schedule which appears in Allied Healthcare International Inc.'s (formerly Transworld Healthcare, Inc.) Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ Pricewaterhouse Coopers LLP


New York, New York
August 19, 2002